                                                                    EXHIBIT 3.15

                            ARTICLES OF INCORPORATION

                                       OF

                        ALPHA CELLULOSE ACQUISITION, INC.

                  The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the North Carolina Business Corporation Act.

                  FIRST: The corporate name for the corporation (hereinafter called the "corporation") is ALPHA CELLULOSE ACQUISITION, INC.

                  SECOND: The number of shares which the corporation is authorized to issue is one hundred, all of which are of a par value of one cent each and are of the same class and are to be Common shares.

                  THIRD: The street address of the initial registered office of the corporation in the State of North Carolina is 327 Hillsborough Street, Raleigh, North Carolina 27603. The county in which the said registered office is located is the County of wake.

                  The name of the initial registered agent of the corporation at the said registered office is The Prentice-Hall Corporation System, Inc.

                  FOURTH: The name and address of the incorporator are:

        NAME                                                    ADDRESS

 Georgina Psipsikas                                     425 Lexington Avenue
                                                        New York, NY 10017-3954

                  FIFTH: The purposes for which the corporation is formed are to engage in any lawful business.

                  SIXTH: The corporation shall, to the fullest extent permitted by the provisions of the North Carolina Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the North Carolina Business Corporation Act, as the same may be amended and supplemented.

                  EIGHTH: The duration of the corporation shall be perpetual.

Signed on July 11, 1994

                                                       /s/ Georgina Psipsikas
                                                       ----------------------
                                                       Georgina Psipsikas
                                                       Incorporator

                                                                 EXHIBIT 3.15(a)

                             State of North Carolina

                      Department of the Secretary of state

                              ARTICLES OF AMENDMENT

                              BUSINESS CORPORATION

Pursuant to Section 55-l0-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.       The name of the corporation is Alpha Cellulose Acquisition, Inc.

2. The text of each amendment adopted is as follows (State below or attach):

                  "FIRST: The corporate name for the corporation (hereinafter called the "corporation") is ALPHA CELLULOSE CORPORATION."

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself are as follows:

4.       The date of adoption of each amendment was as follows:

         The date of the first amendment was August 8, 1994.

5.       (Check either a, b, c, or d, whichever is applicable)

                  a.___ The amendment (s) was (were) duly adopted by the incorporators prior to the issuance of shares.

                  b.___ The amendment (s) was (were) duly adopted by the board of directors prior to the issuance of share.

                  c.___ The amendment (s) was (were) duly adopted by the board of directors without shareholder action as shareholder action, was not required because (set forth a brief explanation of why shareholder action was not required)

                  d. x The amendment (s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

                              ARTICLES OF AMENDMENT
                                     PAGE 2

6. These articles will be effective upon filing, unless a delayed time and date is specified: August 8, 1994, 1:01 P.M.

Signed  this 8th day Of August, 1994

                                                    ALPHA CELLULOSE ACQUISITION,
                                                    INC.

                                                    /s/ Harrison M. Wilson
                                                    ----------------------------
                                                    Harrison M. Wilson
                                                    vice President

                                                                 EXHIBIT 3.15(b)

                             State of North Carolina

                      Department of the Secretary of State

                      ARTICLES OF MERGER OR SHARE EXCHANGE

                              BUSINESS CORPORATION

Pursuant to Section 55 -11-04 of the General Business Statutes of North Carolina, the undersigned corporation as the surviving corporation in a merger hereby submits the following Articles Merger.

1. The name of the surviving or acquiring corporation is Alpha Cellulose Acquisition, Inc., a corporation organized under the laws of North Carolina; the name of the first merged corporation is Alpha cellulose Corporation, a corporation organized under the laws of North Carolina; the name of the second merged corporation is Pulp Transport Corporation, a corporation organized under the laws of North Carolina.

2. Attached is a copy of the plan of Merger or Share Exchange that was duly approved in the manner prescribed by law for each of the corporations participating in the merger or share exchange.

3. With respect to the surviving/acquiring corporation (check either a or b, as applicable):

         a. x Shareholder approval was not required for the merger or share exchange.

         b.___ Shareholder approval was required for the merger or share exchange, and the plan of merger or share exchange was approved by shareholders as required by Chapter 55 of the North Carolina General statutes.

4. With respect to the first merged/acquired corporation (check either a or b, as applicable):

         a. x Shareholder approval was not required for the merger or share exchange.

         b.___ Shareholder approval was required for the merger or share exchange, and the plan of merger or share exchange was approved by shareholders as required by Chapter 55 of the North Carolina General Statutes.

5. With respect to the second merged/acquired corporation (check either a or b, as applicable):

         a. x Shareholder approval was not required for the merger or share exchange.

         b.___ Shareholder approval was required for the merger or share exchange, and the plan of merger or share exchange was approved by shareholders as required by Chapter 55 of the North Carolina General statutes.

6.       These articles will be effective on the 8th day of August, 1994 at 1:01
         P.M.

Signed this 8th day of August, 1994

                                                     ALPHA CELLULOSE ACQUISITION
                                                     INC.

                                                     /s/ Michael S. Bruno, Jr.
                                                     ---------------------------
                                                     Michael S. Bruno, Jr.
                                                     president

                  PLAN OF MERGER approved on August 8, 1994 by Alpha Cellulose corporation, a corporation for profit organized under the laws of the State of North Carolina, and by resolution adopted by its Board of Directors on said date, and approved on August 8, 1994 by Pulp Transport Corporation, a corporation for profit organized under the laws of the State of North Carolina, and by resolution adopted by its Board of Directors on said date, and approved on August 8, 1994 by Alpha Cellulose Acquisition, Inc., a corporation for profit organized under the laws of the State of North Carolina, and by resolution adopted by its Board of Directors on said date. This is a parent/subsidiary/ subsidiary merger and Alpha Cellulose Acquisition, Inc., the parent company, owns 100% of the stock of both subsidiaries.

                  1. Alpha Cellulose Corporation, Pulp Transport Corporation and Alpha Cellulose Acquisition, Inc. shall, pursuant to the provisions of the North Carolina Business Corporation Act be merged with and into a single corporation, to wit. Alpha Cellulose Acquisition, Inc., which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name Alpha Cellulose Acquisition, Inc. pursuant to the provisions of the North Carolina Business Corporation Act. The separate existence of Alpha Cellulose Corporation and Pulp Transport Corporation, which are sometimes hereinafter referred to as the "non-surviving corporations", shall cease upon the effective date of the merger in accordance with the provisions of the North Carolina Business Corporation Act.

                  2. The Articles of Incorporation of the surviving corporation upon the effective date of the merger shall be the Articles of Incorporation of said surviving corporation.

                  3. The bylaws of the surviving corporation upon the effective date of the merger will be the bylaws of said surviving corporation and will continue in full force and affect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the North Carolina Business Corporation Act.

                  4. The directors and officers in office of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

                  5. Each issued share of the non-surviving corporations shall, upon the effective date of the merger, be cancelled. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

                  6. The Plan of Merger herein made and approved shall be submitted to the shareholders of the non-surviving corporations for their approval or rejection in the manner prescribed by the provisions of the North Carolina Business Corporation Act, and the merger of the non-surviving corporations with and into the surviving corporation shall be authorized in the manner prescribed by the provisions of the North Carolina Business Corporation Act.

                  7. In the event that the Plan of Merger, shall have been approved by the shareholders entitled to vote of the non-surviving corporations in the manner prescribed by the provisions of the North Carolina Business Corporation Act, and in the event that the merger of the non-surviving corporations with and into the surviving corporation shall have been, duly authorized in compliance with the provisions of the North Carolina Business Corporation Act, the non-surviving corporations and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of North Carolina, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

                  8. The Board of Directors and the proper officers of the non-surviving corporations and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

                  9. The effective time and date of the merger herein agreed upon shall be 1:00 P.M. August 8, 1994.

Signed on August 8, 1994

                                                 ALPHA CELLULOSE CORPORATION

                                                 By: /s/ [ILLEGIBLE]
                                                     ------------------------
                                                     Name: [ILLEGIBLE]
                                                     Title: VP

                                                 PULP TRANSPORT CORPORATION

                                                 By: /s/ [ILLEGIBLE]
                                                     ------------------------
                                                     Name: [ILLEGIBLE]
                                                     Title: VP

                                                 ALPHA CELLULOSE ACQUISITION,
                                                 INC.

                                                 By: /s/ Michael S. Bruno, Jr.
                                                     ------------------------
                                                     Michael S. Bruno, Jr.
                                                     President

                                                                 EXHIBIT 3.15(c)

                              ARTICLES OF AMENDMENT
                                       OF
                           ALPHA CELLULOSE CORPORATION

         The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.       The name of the corporation is Alpha Cellulose Corporation.

2. The Articles of Incorporation of the corporation are hereby amended as follows:

                  Paragraph 1 of the Articles of Incorporation is deleted in its entirety and the following is substituted therefor:

                  1. The name of the corporation is Buckeye Lumberton
                  Corporation.

3. The foregoing amendment was approved and adopted on June 26, 1997 by the corporation's board of directors and shareholders.

This action is effective as of July 1, 1997.

                                             ALPHA CELLULOSE CORPORATION

                                             By: /s/ David B. Ferraro
                                                 -------------------------------
                                                 David B. Ferraro, President

                                                                 EXHIBIT 3.15(d)

                              ARTICLES OF AMENDMENT
                                       OF
                         BUCKEYE LUMBERTON CORPORATION

         The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.       The name of the corporation is Buckeye Lumberton Corporation.

2. The Articles of Incorporation of the corporation are hereby amended as follows:

         Paragraph 1 of the Articles of Incorporation is deleted in its entirety and the following is substituted therefor:

         1. The name of the corporation is Buckeye Lumberton Inc.

3. The foregoing amendment was approved and adopted on November 21, 1997 by the corporation's board of directors and shareholders.

This action is effective as of November 21, 1997.

                                     BUCKEYE LUMBERTON CORPORATION

                                             By: /s/ Sheila Jordan Cunningham
                                                 ----------------------------
                                                   Its Secretary